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                                                                   Exhibit 10.19

                              Conpress Cayman, LDC
                    Consolidated Press International Limited
               Conpress International (Netherlands Antilles) N.V.

                                                                    June 5, 1997

Valassis Communications, Inc.
19975 Victor Parkway
Livonia, MI 48152

                             Stock Option Agreement

Dear Sirs:

     We refer to the Stock Option Agreement, dated as of May 9, 1996, among Valassis Communications, Inc., Conpress Cayman, LDC, and Consolidated Press International Limited (the 'Agreement'). Capitalized terms herein have the meanings given them in the Agreement.

     As we have previously discussed, Conpress is planning to dispose of a substantial portion of its holdings of the common stock, par value $.01 per share, of Valassis in a registered public offering in the United States. In connection therewith, it has been contemplated that all of the Valassis shares owned by Conpress would be transferred to Conpress International (Netherlands Antilles) N.V. ('CINA'). In connection with such transfer, it has also been planned to transfer all of the rights and obligations of Conpress and CPIL under the Agreement to CINA, and for CINA to assume all of such obligations and be entitled to all of such rights of Conpress and CPIL under such Agreement. Moreover, in conjunction with the proposed public offering, CINA plans to cause the Company to consummate the repurchase by the Company of certain Valassis shares pursuant to the Agreement. Accordingly, the parties hereto agree as follows:

     All of the rights and obligations of Conpress and CPIL under the Agreement are hereby sold, assigned and transferred, for good and valuable consideration, to CINA and CINA hereby assumes all the obligations of Conpress and CPIL under such Agreement, and shall be entitled to all of the rights and benefits of Conpress and CPIL thereunder. Without limiting the foregoing, all rights and obligations of Conpress and CPIL with respect to its exercise of its rights under the

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Agreement  as to a total of 1,026,200  Valassis shares are hereby transferred to
CINA, which shall be deemed to have properly exercised such rights in the first instance.

     The provisions of this letter shall become effective, as of the date hereof, upon execution of this letter by all of the parties hereto.

     If you agree with the foregoing, kindly sign and return to us, by telecopier followed by 'hard copy', a counterpart of this letter.


                                         Very truly yours,

                                         CONPRESS CAYMAN, LDC

                                         By:     /s/ P.G. BEER
                                             ...................................
                                              For and on behalf of
                                              Conpress Investments B.V. and
                                              Conpress International
                                              (Netherlands Antilles) N.V.

                                          CONSOLIDATED PRESS INTERNATIONAL
                                            LIMITED

                                           By:     /s/ P.G. BEER
                                             ...................................
                                                     Director

                                          CONPRESS INTERNATIONAL
                                          (NETHERLANDS ANTILLES) N.V.

                                          By:      /s/ P.G. BEER
                                             ...................................
                                                       Director

Accepted and agreed to as of the
date first above written.

VALASSIS COMMUNICATIONS, INC.

 By: /s/ Barry P. Hoffman
 ......................

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